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                                                                   EXHIBIT 10.04




                                   ALUMAX INC.

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               1993 ANNUAL INCENTIVE PLAN AS AMENDED AND RESTATED
                      AS FURTHER AMENDED ON OCTOBER 3, 1996

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                                 ALUMAX INC.

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              1993 ANNUAL INCENTIVE PLAN AS AMENDED AND RESTATED
                     AS FUTHER AMENDED ON OCTOBER 3, 1996

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
                                                                                        Page
                                                                                        ----
1.       Purpose... ................................................................      1

2.       Definitions................................................................      1

3.       Administration.............................................................      3

4.       Awards.....................................................................      4

         (a)      Performance Objectives, Target Awards and Award Levels............      4

         (b)      Determination of Awards...........................................      5

         (c)      Payment of Final Awards...........................................      6

5.       General Provisions.........................................................      7

         (a)      Taxes.............................................................      7

         (b)      Limitations on Rights Conferred under Plan and Beneficiaries......      7

         (c)      Unfunded Status of Awards; Creation of Trusts.....................      8

         (d)      Governing Law; Arbitration........................................      8

         (e)      Amendment and Termination of Plan and Awards......................      8

         (f)      Effective Date....................................................      8

6.       Change in Control..........................................................      9

         (a)      Payment of Awards.................................................      9

         (b)      Termination of Employment After a Change in Control...............      9

         (c)      Amendment and Termination of Plan and Awards......................      9

         (d)      Other Plan Provisions Unaffected..................................      9

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                                   ALUMAX INC.

               1993 ANNUAL INCENTIVE PLAN AS AMENDED AND RESTATED


         1. Purpose. The purpose of this 1993 Annual Incentive Plan as Amended and Restated (the "Plan") is to assist Alumax Inc. (the "Company") and its subsidiaries in motivating high performance employees who occupy key positions and contribute to the growth and annual profitability of the Company and its subsidiaries through the award of annual incentives.

         2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Award" means the fixed amount, percentage of Salary, or portion of an Award Pool payable to a Participant as determined pursuant to Section 4.

                  (b) "Award Level" means the percentage of a fixed amount or Salary, or portion of an Award Pool, payable to a Participant based on the level of Performance Objectives achievement as determined pursuant to Section 4(a).

                  (c) "Award Pool" means a pool of funds specified by the Committee (or the CEO, if assigned by the Committee), the source and amount of which are determinable based on a formula or other specification, out of which pool Awards may be allocated or made on a discretionary basis to Participants. Award Pools may be designated for the Company, one or more subsidiaries, or any business division or unit thereof, and multiple Award Pools may be designated in any Performance Year.

                  (d) "Beneficial Owner" is defined in Section 8 of the Company's 1993 Long Term Incentive Plan.

                  (e) "Beneficiary" with respect to members of the Executive Group means the person, persons, trust or trusts which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan in the event of the Participant's death; Beneficiary with respect to all other Participants shall mean the person, persons, trust or trusts which have been designated by the Participant in his or her most recent beneficiary designation to receive the benefits specified under the Company's Group Life Insurance Plan. In either case, if there is no designated Beneficiary or surviving designated Beneficiary, then Beneficiary shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (f) "Board" means the Company's Board of Directors.

                  (g) "Cause" means (i) the willful and continued failure by the Participant to perform substantially his/her duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the CEO or the President of the Company which specifically identifies the manner in which the Participant has not substantially performed his duties, (ii) the willful engagement by the Participant in conduct which is not authorized by the Board of Directors of the Company or within the normal course of the Participant's business decisions and is known by the Participant to be materially detrimental to the best interests of the Company or any of its subsidiaries, or (iii) the willful engagement by the Participant in illegal conduct or any act of serious dishonesty which adversely affects, or, in the reasonable estimation of the Board of Directors of the Company, could in the future adversely affect, the value, reliability or performance of the Participant to the Company in a material manner. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Notwithstanding the foregoing, a Participant who is a member of the Executive Group shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors after reasonable notice to the Participant and an opportunity for him, together with his counsel, to be heard before the Board, finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of the conduct set forth above in (i), (ii) or (iii) of this subparagraph and specifying the particulars thereof in detail.

                  (h) "CEO" means the Chief Executive Officer of the Company.

                  (i) "Change in Control" is defined in Section 8 of the Company's 1993 Long Term Incentive Plan as Amended and Restated.

                  (j) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

                  (k) "Committee" means the Human Resources and Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall at all times be comprised solely of two or more outside directors satisfying the requirements of Section 162 (m) (4) (C) (i) of the Code.

                  (l) "Company" means Alumax Inc., a Delaware corporation or any successor corporation.

                  (m) "Designated Participant" means any Participant who is designated as such pursuant to Section 3(d).

                  (n) "Eligible Employee" means each officer and other salaried employees of the Company or its subsidiaries who are deemed to impact the Company's annual results, as determined by the Committee.

                  (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

                  (p) "Executive Group" means the Chief Executive Officer of the Company and other key executives of the Company or its subsidiaries who have been designated as such by the Chief Executive Officer with Committee approval.

                  (q) "Participant" means an Eligible Employee designated to participate in the Plan for a designated Performance Year.


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
                  (r) "Plan" means this Alumax Inc. 1993 Annual Incentive Plan as Amended and Restated.

                  (s) "Performance Objectives" mean the measures of performance specified by the Committee (or the CEO, if assigned by the Committee) in accordance with Section 4(a), the achievement of which will trigger the vesting of Awards.

                  (t) "Performance Year" means the calendar year performance during all or part of which a Participant's entitlement to receive payment of an Award is based.

                  (u) "Salary" means a Participant's annual base salary rate as in effect on September 30 of each Performance Year or, in the event of a Participant's termination during a Performance Year, on the date of termination.

                  (v) "Spinoff" means the distribution of shares of Common Stock, $.01 par value, of the Company by AMAX Inc. to shareholders of AMAX Inc. in connection with which the Company registered such class of Common Stock with the Securities and Exchange Commission under Section 12 of the Exchange Act.

                  (w) "Stock" means the Company's Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock.

                  (x) "Target Award" means a fixed amount, specified percentage of a Participant's Salary, or specified portion of an Award Pool (or combination thereof) payable based upon 100% achievement of Performance Objectives.

         3.       Administration.

                  (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

                  (b) Manner of Exercise of Committee Authority. The Committee shall exercise sole and exclusive discretion on any matter relating to a Participant subject to Section 16 of the Exchange Act if and to the extent necessary to obtain the exemption under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive, and binding on all persons, including the Company, its subsidiaries, Participants, persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to

         Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

                  (c) Limitation of Liability. The Committee may appoint agents to assist it in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the Company or a subsidiary, the Company's independent certified public accountants, consultants, or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

                  (d) Performance-Based Awards to "Designated Participants." Prior to March 31 of each Performance Year, the Committee may, in its sole discretion, designate any Participant, whom it deems likely to be at the time compensation will be paid under an Award a "covered employee" under Section 162(m) of the Code and whose compensation may exceed $1 million in such year and be subject to the limitation on tax deductibility under Section 162(m) of the Code, as a "Designated Participant" to be granted an Award under this Section 3(d) that will not be subject to such limitations on deductibility under Section 162(m) of the Code. Notwithstanding any provision of the Plan to the contrary, the Committee may, in its discretion, reduce but not increase the amount payable under any such Award to such a Designated Participant. All determinations by the Committee as to the achievement of Performance Objectives (as described below in Section 4(a)(i)) applicable to such an Award shall be made in writing, and the Committee may not exercise discretion to modify the Performance Objectives or the vesting conditions (other than with respect to the death or disability of such Designated Participant or in the event of a Change in Control) with respect to such Award if the exercise of such discretion would cause such Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

         4.       Awards

                  (a) Performance Objectives, Target Awards and Award Levels.

                      (i) Prior to March 31 of each Performance Year, the Committee (or the CEO, if assigned by the Committee) shall establish Performance Objectives for such Performance Year. Performance Objectives may specify measures of performance of the Company as a whole, subsidiaries, or other business units within the Company or subsidiaries, measures of individual performance of the Participant, or such other objectives (and combinations of objectives) the achievement of which is expected to benefit the Company and its stockholders. A single Performance Objective may be specified for all Participants, or separate Performance Objectives may be specified for different groups of Participants or for individual Participants. The Performance Objectives that may be established with respect to an Award in a Performance Year to Designated Participants are consolidated, subsidiary or business unit operating profits before interest expense and taxes, consolidated, subsidiary or business unit pre-tax profits, consolidated, subsidiary or business unit cashflow, net income, earnings per share, return on average equity, and/or return on invested capital.


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
                      (ii) Prior to March 31 of each Performance Year, the Committee (or the CEO, if assigned by the Committee) shall establish Target Awards and, if deemed appropriate, Award Levels and/or Award Pools. Such Target Awards will specify the Award payable to each Participant upon 100% achievement of the Performance Objectives applicable to such Participant. In addition, Award Levels may be established to determine whether, and the extent to which, a portion of the Target Award shall be payable to a Participant if the applicable Performance Objectives are not fully achieved, and whether, and the extent to which, payments in addition to the Target Award shall be made if the applicable Performance Objectives are exceeded. In addition, Award Pools may be established on a formula or discretionary basis, and the payment of Awards and the amount of Awards may be contingent on the allocation of funds to such Award Pools.

                      (iii) The Committee (or the CEO, if assigned by the Committee) is authorized at any time during or after a Performance Year, in its sole and absolute discretion, to adjust, modify, or specify new Performance Objectives, Target Awards, Award Levels, Award Pools, and related terms and conditions, (x) in recognition of extraordinary or nonrecurring items affecting the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (y) with respect to any Participant whose position or duties with the Company or any subsidiary changes during a Performance Year, or (z) with respect to any person who first becomes a Participant after the first day of the Performance Year.

                      (iv) The maximum Award that may be made to any Participant in any Performance Year shall be $3,000,000.

                  (b) Determination of Awards.

                      (i) As promptly as practicable following the end of each Performance Year, the Committee (or the CEO, if assigned by the Committee) shall determine whether and the extent to which Performance Objectives applicable to Participants were achieved, the extent to which amounts are allocable to Award Pools, and the Awards that correspond to such achievement and/or allocations as specified under the Award Levels for the Performance Year. The Committee may, in its sole and absolute discretion, in view of the Committee's assessment of the business strategy of the Company and subsidiaries, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant, increase or decrease final Award amounts otherwise determined under the first sentence of this Section 4(b)(i).

                      (ii) Each Participant shall be entitled to an Award in accordance with the Target Award and any Award Levels (as adjusted) applicable to him or her based on the extent to which the Performance Objectives applicable to him or her have been achieved and funds have been allocated under any Award Pools applicable to him or her, provided, however, that the Committee may determine, in its sole and absolute discretion, that a Participant shall not receive an Award if the Participant has received an unsatisfactory personal performance assessment for the Performance Year (whether or not such personal performance assessment was a component of the Participant's Performance Objectives for the Performance Year).

                      (iii) Unless otherwise determined by the Committee, if a Participant ceases to be employed by the Company or a subsidiary prior to the end of a Performance Year for any


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
         reason other than death, retirement, disability (as determined by the Committee) or transfer to a subsidiary, no portion of his or her Award for such Performance Year shall be payable unless otherwise determined by the Committee (or the CEO if assigned by the Committee). If such cessation of employment results from such Participant's death, retirement, disability (as determined by the Committee) or transfer to a subsidiary or to another subsidiary, the Committee (or the CEO if assigned by the Committee) shall estimate in its sole and absolute discretion the level of achievement of Performance Objectives applicable to such Participant and/or the estimated amount allocable to any Award Pool applicable to such Participant during the period of such Performance Year prior to such cessation, and such Participant or his or her Beneficiary shall be entitled to receive payment of the percentage of his or her Target Award or Award Level amount as determined in accordance with this Section 4(b)(iii) for the pro rata portion of such Performance Year during which such Participant was employed by the Company or a subsidiary, unless payment of a greater percentage is approved in the sole and absolute discretion of the Committee.

                  (c) Payment of Final Awards.

                      (i)    Except as otherwise provided in paragraph (ii) and
         (iii) below, each Participant shall receive payment, in a cash lump sum, of his or her final Award as soon as practicable following the determination in respect thereof made pursuant to Section 4(b).

                      (ii) The Committee (or the CEO, if assigned by the Committee) may specify that all or a portion of any Award shall be paid by issuance or delivery of shares of the Company's Stock having a fair market value, as determined by the Committee, equal to the cash value of an Award at the date of grant or to the cash amount of the Award that would otherwise have been payable at the date of payment. Such shares shall be subject to such conditions, including deferral of delivery, restrictions on transferability, deemed reinvestment of dividends in additional shares, and other terms and conditions as shall be specified by the Committee (or the CEO, if assigned by the Committee). Stock issuable or deliverable under this provision to Participants who are subject to Section 16 of the Exchange Act shall be issued or delivered under the Company's 1993 Long Term Incentive Plan (the "1993 Plan") in accordance with such terms and conditions as the committee administering the 1993 Plan may specify for these purposes. Shares issuable or deliverable under this provision to Participants who are not subject to Section 16 of the Exchange Act may, but need not, be issued or delivered under the 1993 Plan.

                      (iii) Each Participant shall have the right to defer his or her receipt of part or all of any payment due with respect to all or a portion of a final Award. Any Participant desiring to exercise this right must file a timely election with the Committee on a form provided by the Company. The portion of any Award, the payment of which has been deferred pursuant to this Section 4(c)(iii), shall be deemed invested from the date payment would have been made but for such deferral to the date of payment in investment options as determined from time to time by the Committee, such determination to be in accordance with the requirements of Section 162(m) of the Code with respect to Designated Participants. Amounts deferred hereunder, as adjusted to reflect crediting of interest or changes in value resulting from the deemed investment thereof, shall be non-forfeitable and shall be paid at the date(s) specified pursuant to this Section 4(c); provided, however, that nothing herein shall preclude a Participant from exchanging his or her right to receive deferred amounts hereunder for non-transferable awards or rights granted under another plan or arrangement of the Company, if and to the extent that the Company offers such an exchange to the Participant.

                      (iv) In the event of the death of a Participant, any payments hereunder due to such Participant shall be paid to his or her Beneficiary.

                      (v) In the event of a Change in Control, any payments hereunder due to such Participant shall be paid in a cash lump sum no later than fifteen (15) days after a Change in Control unless otherwise provided in an irrevocable deferral election form filed prior to such event.

         5.       General Provisions

                  (a) Taxes. The Company or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (b) Limitations on Rights Conferred under Plan and Beneficiaries.

                      (i) Neither status as a Participant nor receipt or completion of a deferral election form shall be construed as a commitment that any Award will become payable under the Plan. Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan except in accordance herewith.

                      (ii) Nothing contained in the Plan or in any documents related to the Plan or to any Award shall confer upon any Eligible Employee or Participant any right to continue as an Eligible Employee, Participant or in the employ of the Company or a subsidiary or constitute any contract or agreement of employment, or interfere in any way with the right of the Company or a subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Employee or Participant.

                      (iii) Except as specifically authorized in this Plan, no benefit payable under, or interest in, this Plan (including any right that may constitute a derivative security within the meaning of the general definition of Rule 16a-1(c)(3) as in effect prior to August 15, 1996 under the Exchange Act) shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee or Beneficiary. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.

                  (c) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amounts payable to a Participant pursuant to an Award, nothing contained in the Plan (or in any documents related thereto), nor the creation or adoption of the Plan, the grant of any Award, or the taking of any other action taken pursuant to the provisions of the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                  (d) Governing Law; Arbitration. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and the Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and the Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and the Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (e) Amendment and Termination of Plan and Awards. Notwithstanding anything herein to the contrary, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Awards theretofore awarded to any Participants which have not been settled by payment (or would have been settled by payment but for an election to defer payment made pursuant to Section 4(c)(iii)). No Award may be granted during any suspension of the Plan or after its termination.

                  (f) Effective Date. The Plan became effective upon its approval by stockholders of the Company on October 28, 1993. The amendment and restatement of the Plan shall become effective upon its approval by the stockholders of the Company at the 1995 Annual Meeting. The Plan shall remain in effect until such time as it may be terminated pursuant to Section 5(e).

         6.       Change in Control.

                  (a) Payment of Awards.

                      (i) Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, a Participant shall be entitled to receive an Award for the Performance Year in progress on the date of such Change in Control, equal to a pro rata portion of his or her full Target Award for such Performance Year as if 100% of the Performance Objectives were fully met and full allocations had been made to all Award Pools based on the number of days from the beginning of the Performance Year to the date of the Change in Control. Such Award shall be payable for all purposes of this Plan.

                      (ii) All amounts payable pursuant to this Section 6(a) shall be made in a cash lump sum to the Participant no later than fifteen (15) days after the date of a Change in Control unless otherwise provided in an irrevocable deferral election form filed by the Participant prior to such event. Nothing in the Plan shall prevent the Committee from continuing Awards, to the extent not paid under this provision, after a Change in Control.

                  (b) Termination of Employment After a Change in Control.

                      (i) Notwithstanding any provision of this Plan to the contrary (including, without limitation, Sections 4(b)(iii) and 5(b)(ii) hereof), if at any time during the two-year period commencing on the date of a Change in Control the employment of an Eligible Employee who was a Participant at, or for the Performance Year in progress at or immediately prior to, the date of a Change in Control with the Company or a subsidiary is terminated for any reason other than for Cause, then such Participant shall receive (to the extent not otherwise paid under Section 6(a)) a lump sum payment in cash equal to the sum of (x) a pro rata portion of his or her full Target Award on the date of termination of employment based on the number of days during the year such Participant was employed by the Company or a subsidiary, and (y) any previously awarded and unpaid Award amounts.

                      (ii) All amounts payable pursuant to this Section 6(b) shall be paid no later than fifteen (15) days after the date of termination of employment of such Participant unless otherwise provided in an irrevocable deferral election form filed by the Participant prior to such event.

                  (c) Amendment and Termination of Plan and Awards. Notwithstanding any provision of this Plan to the contrary (including, without limitation, Section 5(e) hereof), upon the occurrence of a Change in Control and at all times thereafter, neither the Board of Directors nor the Committee may suspend, amend or modify the provisions of this Section 6 or amend, modify, terminate or suspend this Plan, in whole or in part, in any manner that would adversely affect the right of any Eligible Employee or Participant to receive the Awards otherwise provided under this Plan as of the effective date of such action.

                  (d) Other Plan Provisions Unaffected. Nothing in this Section 6 shall affect the operation of the provisions of this Plan prior to a Change in Control.


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